EXHIBIT 4(C)
                                                                  COUNTERPART __
                                                             OF 110 COUNTERPARTS

================================================================================

                         CAROLINA POWER & LIGHT COMPANY

                                       TO

                              THE BANK OF NEW YORK
                         (FORMERLY IRVING TRUST COMPANY)

                                       AND

                                 W.T. CUNNINGHAM

  (SUCCESSOR TO FREDERICK G. HERBST, RICHARD H. WEST, J.A. AUSTIN, E.J. MCCABE,
        G. WHITE, D.W. MAY, J.A. VAUGHAN, JOSEPH J. ARNEY AND WAFAA ORFY)


                               DOUGLAS J. MACINNES
                 (HEREIN BECOMING SUCCESSOR TO W.T. CUNNINGHAM)

                                            AS TRUSTEES UNDER CAROLINA POWER &
                                            LIGHT COMPANY'S MORTGAGE AND DEED
                                            OF TRUST, DATED AS OF MAY 1, 1940


                                ----------------

                       SIXTY-SIXTH SUPPLEMENTAL INDENTURE

                        PROVIDING AMONG OTHER THINGS FOR
        FIRST MORTGAGE BONDS, 5.95% SENIOR NOTE SERIES DUE MARCH 1, 2009
                              (SIXTY-NINTH SERIES)

                                -----------------


                            DATED AS OF MARCH 1, 1999

================================================================================

                       SIXTY-SIXTH SUPPLEMENTAL INDENTURE

        INDENTURE, dated as of March 1, 1999, by and between CAROLINA POWER & LIGHT COMPANY, a corporation of the State of North Carolina, whose post office address is 411 Fayetteville Street, Raleigh, North Carolina 27601-1768 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Corporate Trustee), and DOUGLAS J. MACINNES (successor to Frederick
G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe, G. White, D.W. May, J.A. Vaughan, Joseph J. Arney, Wafaa Orfy and W.T. Cunningham), whose post office address is 1784 W. McGalliard Avenue, Hamilton, New Jersey 08610 (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes called the Trustees), as Trustees under the Mortgage and Deed of Trust, dated as of May 1, 1940 (hereinafter called the Mortgage), which Mortgage was executed and delivered by the Company to Irving Trust Company (now The Bank of New York) and Frederick G. Herbst to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter sometimes called the Sixty-sixth Supplemental Indenture) being supplemental thereto:

        WHEREAS, the Mortgage was recorded in various Counties in the States of North Carolina and South Carolina; and

        WHEREAS, the Mortgage was indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

        WHEREAS, an instrument, dated as of June 25, 1945, was executed by the Company appointing Richard H. West as Individual Trustee in succession to said Frederick G. Herbst (deceased) under the Mortgage, and by Richard H. West accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

        WHEREAS, an instrument, dated as of December 12, 1957, was executed by the Company appointing J.A. Austin as Individual Trustee in succession to said Richard H. West (resigned) under the Mortgage, and by J.A. Austin accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

        WHEREAS, an instrument, dated as of April 15, 1966, was executed by the Company appointing E.J. McCabe as Individual Trustee in succession to said J.A. Austin (resigned) under the Mortgage, and by E.J. McCabe accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

        WHEREAS, by the Seventeenth Supplemental Indenture mentioned below, the Company, among other things, appointed G. White as Individual Trustee in succession to said E.J. McCabe (resigned), and G. White accepted said appointment; and

        WHEREAS, by the Nineteenth Supplemental Indenture mentioned below, the Company, among other things, appointed D.W. May as Individual Trustee in succession to said G. White (resigned), and D.W. May accepted said appointment; and

        WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed J.A. Vaughan as Individual Trustee in succession to said D.W. May (resigned), and J.A. Vaughan accepted said appointment; and

        WHEREAS, an instrument, dated as of June 27, 1988, was executed by the Company appointing Joseph J. Arney as Individual Trustee in succession to said J.A. Vaughan (resigned) under the Mortgage, and by Joseph J. Arney accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

        WHEREAS, by the Forty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Wafaa Orfy as Individual Trustee in succession to said Joseph J. Arney (resigned), and Wafaa Orfy accepted said appointment; and

        WHEREAS, by the Forty-ninth Supplemental Indenture mentioned below, the Company, among other things, appointed W.T. Cunningham as Individual Trustee in succession to said Wafaa Orfy (resigned), and W.T. Cunningham accepted said appointment; and

        WHEREAS, such instruments were indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

        WHEREAS, by the Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

        WHEREAS, for said purposes, among others, the Company executed and delivered to the Trustees the following supplemental indentures:

               DESIGNATION                                    DATED AS OF
               -----------                                    -----------

        First Supplemental Indenture......................  January 1, 1949
        Second Supplemental Indenture.....................  December 1, 1949
        Third Supplemental Indenture......................  February 1, 1951
        Fourth Supplemental Indenture.....................  October 1, 1952
        Fifth Supplemental Indenture......................  March 1, 1958
        Sixth Supplemental Indenture......................  April 1, 1960
        Seventh Supplemental Indenture....................  November 1, 1961
        Eighth Supplemental Indenture.....................  July 1, 1964
        Ninth Supplemental Indenture......................  April 1, 1966
        Tenth Supplemental Indenture......................  October 1, 1967
        Eleventh Supplemental Indenture...................  October 1, 1968
        Twelfth Supplemental Indenture....................  January 1, 1970
        Thirteenth Supplemental Indenture.................  August 1, 1970
        Fourteenth Supplemental Indenture.................  January 1, 1971
        Fifteenth Supplemental Indenture..................  October 1, 1971
        Sixteenth Supplemental Indenture..................  May 1, 1972
        Seventeenth Supplemental Indenture................  May 1, 1973
        Eighteenth Supplemental Indenture.................  November 1, 1973
        Nineteenth Supplemental Indenture.................  May 1, 1974
        Twentieth Supplemental Indenture..................  December 1, 1974
        Twenty-first Supplemental Indenture...............  April 15, 1975
        Twenty-second Supplemental Indenture..............  October 1, 1977
        Twenty-third Supplemental Indenture...............  June 1, 1978
        Twenty-fourth Supplemental Indenture..............  May 15, 1979
        Twenty-fifth Supplemental Indenture...............  November 1, 1979
        Twenty-sixth Supplemental Indenture...............  November 1, 1979
        Twenty-seventh Supplemental Indenture.............  April 1, 1980
        Twenty-eighth Supplemental Indenture..............  October 1, 1980
        Twenty-ninth Supplemental Indenture...............  October 1, 1980
        Thirtieth Supplemental Indenture..................  December 1, 1982

               DESIGNATION                                    DATED AS OF
               -----------                                    -----------

        Thirty-first Supplemental Indenture...............  March 15, 1983
        Thirty-second Supplemental Indenture..............  March 15, 1983
        Thirty-third Supplemental Indenture...............  December 1, 1983
        Thirty-fourth Supplemental Indenture..............  December 15, 1983
        Thirty-fifth Supplemental Indenture...............  April 1, 1984
        Thirty-sixth Supplemental Indenture...............  June 1, 1984
        Thirty-seventh Supplemental Indenture.............  June 1, 1984
        Thirty-eighth Supplemental Indenture..............  June 1, 1984
        Thirty-ninth Supplemental Indenture...............  April 1, 1985
        Fortieth Supplemental Indenture...................  October 1, 1985
        Forty-first Supplemental Indenture................  March 1, 1986
        Forty-second Supplemental Indenture...............  July 1, 1986
        Forty-third Supplemental Indenture................  January 1, 1987
        Forty-fourth Supplemental Indenture...............  December 1, 1987
        Forty-fifth Supplemental Indenture................  September 1, 1988
        Forty-sixth Supplemental Indenture................  April 1, 1989
        Forty-seventh Supplemental Indenture..............  August 1, 1989
        Forty-eighth Supplemental Indenture...............  November 15, 1990
        Forty-ninth Supplemental Indenture................  November 15, 1990
        Fiftieth Supplemental Indenture...................  February 15, 1991
        Fifty-first Supplemental Indenture................  April 1, 1991
        Fifty-second Supplemental Indenture...............  September 15, 1991
        Fifty-third Supplemental Indenture................  January 1, 1992
        Fifty-fourth Supplemental Indenture...............  April 15, 1992
        Fifty-fifth Supplemental Indenture................  July 1, 1992
        Fifty-sixth Supplemental Indenture................  October 1, 1992
        Fifty-seventh Supplemental Indenture..............  February 1, 1993
        Fifty-eighth Supplemental Indenture...............  March 1, 1993
        Fifty-ninth Supplemental Indenture................  July 1, 1993
        Sixtieth Supplemental Indenture...................  July 1, 1993
        Sixty-first Supplemental Indenture................  August 15, 1993
        Sixty-second Supplemental Indenture...............  January 15, 1994
        Sixty-third Supplemental Indenture................  May 1, 1994
        Sixty-fourth Supplemental Indenture...............  August 15, 1997
        Sixty-fifth Supplemental Indenture................  April 1, 1998 which supplemental indentures (other than Sixty-Fifth Supplemental Indenture) were recorded in various Counties in the States of North Carolina and South Carolina, and were indexed and cross-indexed in the real and chattel mortgage or security interest records in various Counties in the States of North Carolina and South Carolina; and

        WHEREAS, the Mortgage and First through Sixty-Fourth Supplemental Indentures were or are to be recorded in all Counties in the States of North Carolina and South Carolina in which this Sixty-sixth Supplemental Indenture is to be recorded; and

        WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

        WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

                                                        PRINCIPAL              PRINCIPAL
                                                         AMOUNT                 AMOUNT
           SERIES                                        ISSUED               OUTSTANDING
           ------                                        ------               -----------
3-3/4% Series due 1965................................$46,000,000                  None
3-1/8% Series due 1979................................ 20,100,000                  None
3-1/4% Series due 1979................................ 43,930,000                  None
2-7/8% Series due 1981................................ 15,000,000                  None
3-1/2% Series due 1982................................ 20,000,000                  None
4-1/8% Series due 1988................................ 20,000,000                  None
4-7/8% Series due 1990................................ 25,000,000                  None
4-1/2% Series due 1991................................ 25,000,000                  None
4-1/2% Series due 1994................................ 30,000,000                  None
5-1/8% Series due 1996................................ 30,000,000                  None
6-3/8% Series due 1997................................ 40,000,000                  None
6-7/8% Series due 1998................................ 40,000,000                  None
8-3/4% Series due 2000..............................   40,000,000                  None
8-3/4% Series due August 1, 2000...................... 50,000,000                  None
7-3/8% Series due 2001................................  65,000,000                 None
7-3/4% Series due October 1, 2001..................... 70,000,000                  None
7-3/4% Series due 2002................................100,000,000                  None
7-3/4% Series due 2003................................100,000,000                  None
8-1/8% Series due November 1, 2003....................100,000,000                  None
9-3/4% Series due 2004................................125,000,000                  None
11-1/8% Series due 1994............................... 50,000,000                  None
11% Series due April 15, 1984.........................100,000,000                  None
8-1/2% Series due October 1, 2007.....................100,000,000                  None
9-1/4% Series due June 1, 2008........................100,000,000                  None
10-1/2% Series due May 15, 2009.......................125,000,000                  None
12-1/4% Series due November 1, 2009...................100,000,000                  None
Pollution Control Series A............................ 63,000,000                  None
14-1/8% Series due April 1, 1987......................125,000,000                  None
Pollution Control Series B............................ 50,000,000                  None
Pollution Control Series C............................  6,000,000                  None
11-5/8% Series due December 1, 1992...................100,000,000                  None
Pollution Control Series D............................ 48,485,000          $ 48,485,000
Pollution Control Series E............................  5,970,000             5,970,000
12-7/8% Series due December 1, 2013...................100,000,000                  None
Pollution Control Series F............................ 34,700,000            34,700,000
13-3/8% Series due April 1, 1994......................100,000,000                  None
Pollution Control Series G............................122,615,000                  None
Pollution Control Series H............................ 70,000,000                  None
Pollution Control Series I............................ 70,000,000                  None
Pollution Control Series J............................   6,385,000            1,795,000
Pollution Control Series K............................  2,580,000             2,580,000
Extendible Series due April 1, 1995...................125,000,000                  None
11-3/4% Series due October 1, 2015.................... 100,000,000                 None
8-7/8% Series due March 1, 2016....................... 100,000,000                 None
8-1/8% Series due July 1, 1996........................ 125,000,000                 None
8-1/2% Series due January 1, 2017..................... 100,000,000                 None
9.174% Series due December 1, 1992.................... 100,000,000                 None
9% Series due September 1, 1993....................... 100,000,000                 None
9.60% Series due April 1, 1991........................ 100,000,000                 None

                                       5


                                                        PRINCIPAL              PRINCIPAL
                                                         AMOUNT                 AMOUNT
           SERIES                                        ISSUED               OUTSTANDING
           ------                                        ------               -----------

Secured Medium-Term Notes, Series A................... 200,000,000                 None
8-1/8% Series due November 15, 1993................... 100,000,000                 None
Secured Medium-Term Notes, Series B...................  100,000,000          50,000,000
8-7/8% Series due February 15, 2021.................. 125,000,000                  None
9% Series due April 1, 2022........................... 100,000,000                 None
8-5/8% Series due September 15, 2021..................100,000,000           100,000,000
5.20% Series due January 1, 1995......................125,000,000                  None
7-7/8% Series due April 15, 2004......................150,000,000           150,000,000
8.20% Series due July 1, 2022.........................150,000,000           150,000,000
6-3/4% Series due October 1, 2002.....................100,000,000           100,000,000
6-1/8% Series due February 1, 2000....................150,000,000           150,000,000
7-1/2% Series due March 1, 2023.......................150,000,000           150,000,000
5-3/8% Series due July 1, 1998........................100,000,000                  None
Secured Medium-Term Notes, Series C...................200,000,000                  None
6-7/8% Series due August 15, 2023.....................100,000,000           100,000,000
5-7/8% Series due January 15, 2004....................150,000,000           150,000,000
Pollution Control Series L............................ 72,600,000            72,600,000
Pollution Control Series M............................ 50,000,000            50,000,000
6.80% Series due August 15, 2007......................200,000,000           200,000,000


which bonds may hereinafter sometimes be called bonds of the First through Sixty-eighth Series, respectively; and

        WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as said Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

        WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

        WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

        WHEREAS, the execution and delivery by the Company of this Sixty-sixth Supplemental Indenture, and the terms of the bonds of the Sixty-ninth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        That the undersigned W.T. Cunningham hereby gives written notice to the Company that he hereby resigns as Individual Trustee under the Mortgage, such resignation to take effect at the close of business on March 4, 1999, unless previously a successor Individual Trustee shall have been appointed as provided in the Mortgage, in which event such resignation shall take effect immediately on the appointment of such successor Individual Trustee.

        That, pursuant to Section 102 of the Mortgage, and by order of its Board of Directors, the undersigned Carolina Power & Light Company hereby appoints Douglas J. MacInnes as successor Individual Trustee under the Mortgage, subject to the conditions in Article XVII thereof expressed, effective at the close of business on March 4, 1999.

        That the undersigned Douglas J. MacInnes, a citizen of the United States of America, hereby accepts his said appointment by Carolina Power & Light Company as successor Individual Trustee under the Mortgage.

        That the undersigned W.T. Cunningham hereby acknowledges receipt of an executed counterpart of this instrument.

        That the undersigned Carolina Power & Light Company will proceed with the publication of the notice of resignation and notice of appointment, as provided respectively in Sections 101 and 102 of the Mortgage, in substantially the forms provided in Exhibit A hereto annexed.

        That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York and W.T. Cunningham, who is hereby resigning as Individual Trustee effective at the close of business on March 4, 1999, and to Douglas J. MacInnes (then successor Individual Trustee), as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company:

               All electric generating plants, stations, transmission lines, and electric distribution systems, including permanent improvements, extensions or additions to or about such electrical plants, stations, transmission lines and distribution systems of the Company; all dams, power houses, power sites, buildings, generators, reservoirs, pipe lines, flumes, structures and works; all substations, transformers, switchboards, towers, poles, wires, insulators, and other appliances and equipment, and the Company's rights or interests in the land upon which the same are situated, and all other property, real or personal, forming a part of or appertaining to, or used, occupied or enjoyed in connection with said generating plants, stations, transmission lines, and distribution systems; together with all rights of way, easements, permits, privileges, franchises and rights for or related to the construction, maintenance, or operation thereof, through, over, under or upon any public streets or highways, or the public lands of the United States, or of any State or other lands; and all water appropriations and water rights, permits and privileges; including all property, real, personal, and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the above-mentioned supplemental indentures (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Sixty-sixth Supplemental Indenture) all lands, power sites, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracts, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

        TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

        IT IS HEREBY AGREED by the Company that, subject to the provisions of
Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

        PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-sixth Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or this Sixty-sixth Supplemental Indenture or covenanted so to be;
(4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property and rights heretofore released from the lien of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage and this Sixty-sixth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

        TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

        IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Sixty-sixth Supplemental Indenture being supplemental to the Mortgage.

        AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as a part of the property therein stated to be conveyed.

        The Company further covenants and agrees to and with the Trustees and their successor or successors in such trust under the Mortgage as follows:

                                    ARTICLE I

                           SIXTY-NINTH SERIES OF BONDS

        SECTION 1. There shall be a series of bonds designated "5.95% Senior Note Series due March 1, 2009" (herein sometimes referred to as the "Sixty-ninth Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Sixty-ninth Series shall be initially issued in the aggregate principal amount of $400,000,000, mature on March 1, 2009, bear interest at the rate of 5.95% per annum, payable from March 5, 1999, if the date of said bonds is prior to September 1, 1999, or, if the date of said bonds is after September 1, 1999, from the March or September next preceding the date of said bonds, and thereafter semi-annually on March 1 and September 1 of each year, be issued as fully registered bonds in the denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and be dated as in Section 10 of the Mortgage provided, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

        At the option of the registered owner, any bonds of the Sixty-ninth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The bonds of the Sixty-ninth Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage or agreement with respect thereto.

        Bonds of the Sixty-ninth Series will not be transferable except (i) as required to effect an assignment to a successor trustee under the Indenture (For Senior Notes) dated as of March 1, 1999, between the Company and The Bank of New York, as trustee (said trustee or any successor trustee under the Senior Note Indenture being hereinafter referred to as the "Senior Note Trustee"), as the same may be supplemented from time to time (the "Senior Note Indenture") or as otherwise provided in Sections 407 and 409 of the Senior Note Indenture, or (ii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.

        Upon any exchange or transfer of bonds of the Sixty-ninth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

        The Company's obligation to make payments with respect to the principal of, premium, if any, and or interest on, the Bonds of the Sixty-ninth Series shall be fully or partially satisfied and discharged to the extent that, at the time any such payment shall be due, the corresponding amount then due of principal of, and/or premium, if any, and/or interest then due on, the Company's Senior Notes, 5.95% Series Due March 1, 2009 (hereinafter called the "Senior Notes"), issued contemporaneously with the Bonds of the Sixty-sixth Series, shall have been fully or partially paid (other than by the application of the proceeds of a payment in respect of such Bonds of the Sixty-ninth Series), as the case may be, or there shall have been deposited with the Senior Note Trustee pursuant to the Senior Note Indenture trust funds sufficient under such indenture to fully or partially pay, as the case may be, the corresponding amount then due of principal of, and/or premium, if any and/or interest on, the Senior Notes (other than by the application of the proceeds of a payment in respect of such Bonds of the Sixty-ninth Series).

        SECTION 2. Except as otherwise provided in this Section, the registered owner of all bonds of the Sixty-ninth Series shall be the Senior Note Trustee.

        SECTION 3. Upon payment of the principal of, and premium if any, and interest due on the Senior Notes, whether at maturity or prior to maturity by acceleration, redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the Senior Note Indenture (other than by the application of the proceeds of a payment in respect of such Bonds of the Sixty-ninth Series), Bonds of the Sixty-ninth Series in a principal amount equal to the principal amount of Senior Notes so paid or for which such provision for payment has been made shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such Bonds of the Sixty-ninth Series shall be surrendered to and canceled by the Trustees, except as otherwise provided in the Senior Note Indenture. From and after the Release Date (as defined in the Senior Note Indenture, the "Release Date"), the Bonds of the Sixty-ninth Series shall be deemed fully paid, satisfied and discharged and the obligation of the Company thereunder shall be terminated. On the Release Date, the Bonds of the Sixty-ninth Series shall be surrendered to and canceled by the Trustees.

        The Bonds of the Sixty-ninth Series are subject to redemption by the Company, at its option, in whole, at any time, or in part, from time to time, upon notice as provided in the Mortgage (not less than 30 nor more than 60 days prior to a date fixed for redemption (the "Redemption Date")) at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the First Supplemental Indenture, dated as of March 1, 1999, supplemental to the Senior Note Indenture) plus 15 basis points (.15%), plus in each case accrued interest on the principal amount thereof to the Redemption Date (the "Redemption Price"), such Redemption Price to be set forth in a Treasurer's Certificate delivered to the Corporate Trustee on or before the Redemption Date and upon which the Trustees may conclusively rely.

        At any time the Senior Notes or any portion thereof have become due and payable in accordance with Section 505 of the Senior Note Indenture, the Bonds of the Sixty-ninth Series will thereupon automatically become due and payable pursuant to the redemption provisions of the preceding paragraph.

        The Company covenants and agrees that, prior to the Release Date, it will not take any action that would cause the outstanding principal amount of the Bonds of the Sixty-ninth Series to be less than the then outstanding principal amount of the Senior Notes.

        The Corporate Trustee may conclusively presume that the obligation of the Company to pay the principal of, and premium, if any, and interest on the bonds of the Sixty-ninth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall received a written notice from the Senior Note Trustee, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the Senior Notes has become due and payable and has not been fully paid and, with respect to principal and premium, if any, of the Senior Notes, specifying the principal of, and premium, if any, on the Senior Notes then due and payable and the amount of funds required to make such payment, and, with respect to interest on the Senior Note, specifying the last date to which interest has been paid and the amount of funds required to make such payment.

                                   ARTICLE II

                                DIVIDEND COVENANT

        SECTION 4. The Company covenants and agrees that, so long as any of the bonds of the Sixty-ninth Series remain Outstanding, the Company will not declare or pay any dividends upon its common stock (other than dividends in common stock) or make any other distributions on its common stock or purchase or otherwise retire any shares of its common stock, unless immediately after such declaration, payment, purchase, retirement or distribution (hereinafter in this Section referred to as "Restricted Payments"), and giving effect thereto, the amount arrived at by adding

               (a) the aggregate amount of all such Restricted Payments (other than the dividend of fifty cents ($.50) per share declared on December 8, 1948 and paid on February 1, 1949 to holders of Common Stock) made by the Company during the period from December 31, 1948, to and including the effective date of the Restricted Payment in respect of which the determination is being made, plus

               (b) an amount equal to the aggregate amount of cumulative dividends for such period (whether or not paid) on all preferred stock of the Company from time to time outstanding during such period, at the rate or rates borne by such preferred stock, plus

               (c) an amount equal to the amount, if any, by which fifteen per centum (15%) of the Gross Operating Revenues of the Company for such period shall exceed the aggregate amount during such period expended and/or accrued on its books for maintenance and/or appropriated on its books out of income for property retirement, in each case in respect of the Mortgaged and Pledged Property and/or automotive equipment used primarily in the electric utility business of the Company (but excluding any provisions for amortization of any amounts included in utility plant acquisition adjustment accounts or utility plant adjustment accounts), will not exceed the amount of the aggregate net income of the Company for said period available for dividends (computed and ascertained in accordance with sound accounting practice, on a cumulative basis, including the making of proper deductions for any deficits occurring during any part of such period), plus $3,000,000.

        The Company further covenants and agrees that not later than May 1 of each year beginning with the year 1999 it will furnish to the Corporate Trustee a Treasurer's Certificate stating whether or not the Company has fully observed the restrictions imposed upon it by the covenant contained in this Section 4.


                                   ARTICLE III

               CERTAIN PROVISIONS WITH RESPECT TO FUTURE ADVANCES

        SECTION 5. Upon the filing of this Sixty-sixth Supplemental Indenture for record in all counties in which the Mortgaged and Pledged Property is located, and until a further indenture or indentures supplemental to the Mortgage shall be executed and delivered by the Company to the Trustees pursuant to authorization by the Board of Directors of the Company and filed for record in all counties in which the Mortgaged and Pledged Property is located further increasing or decreasing the amount of future advances which may be secured by the Mortgage, as supplemented, the Mortgage, as supplemented, may secure future advances and other indebtedness and sums not to exceed in the aggregate $750,000,000, in addition to $1,916,130,000 in aggregate principal amount of bonds to be Outstanding at the time of such filing, and all such advances and other indebtedness and sums shall be secured by the Mortgage, as supplemented, equally, to the same extent and with the same priority, as the amount originally advanced on the security of the Mortgage, namely, $46,000,000, and such advances and other indebtedness and sums may be made or become owing and may be repaid and again made or become owing and the amount so stated shall be considered only as the total amount of such advances and other indebtedness and sums as may be outstanding at one time.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

        SECTION 6. Subject to the amendments provided for in this Sixty-sixth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-sixth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

        SECTION 7. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

               The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVI of the Mortgage shall apply to and form part of this Sixty-sixth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-sixth Supplemental Indenture.

        SECTION 8. Subject to the provisions of Article XV and Article XVI of the Mortgage, whenever in this Sixty-sixth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Sixty-sixth Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

        SECTION 9. Nothing in this Sixty-sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Outstanding bonds and coupons, any right, remedy or claim under or by reason of this Sixty-sixth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Outstanding bonds and coupons.

        SECTION 10. This Sixty-sixth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, Carolina Power & Light Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, and The Bank of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents or Assistant Secretaries and W.T. Cunningham (who is resigning as Individual Trustee effective at the close of business on March 4, 1999) has hereunto set his hand and affixed his seal, and Douglas J. MacInnes (who is appointed as successor Individual Trustee effective at the close of business on March 4, 1999) has hereunto set his hand and affixed his seal, all as of the day and year first above written.

                                       CAROLINA POWER & LIGHT COMPANY



                                       By /s/ Mark F. Mulhern
                                          ................................
                                          Mark F. Mulhern, Vice President
                                          and Treasurer


ATTEST:

 ..............................................
Patricia Kornegay-Timmons, Assistant Secretary



Executed, sealed and delivered by
  CAROLINA POWER & LIGHT
  COMPANY in the presence of:

/s/ Ann E. Fanning
 .................................
        Ann E. Fanning

/s/ Edie S. McCrea
 .................................
        Edie S. McCrea

                            TRUSTEES' SIGNATURE PAGE

         SIXTY-SIXTH SUPPLEMENTAL INDENTURE, DATED AS OF MARCH 1, 1999,
             TO MORTGAGE AND DEED OF TRUST, DATED AS OF MAY 1, 1940





                                     THE BANK OF NEW YORK, AS TRUSTEE




                                      By /s/ Mary Jane Schmalzel
                                         . . . . . . . . . . . . . . . . . . . .
                                           Mary Jane Schmalzel, Vice President


ATTEST:

         /s/ Louis J. Hack
 . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Louis J. Hack, Assistant Secretary

                                                 /s/ W.T. Cunningham
                                        . . . . . . . . . . . . . . . . . (L.S.)
                                                    W.T. Cunningham

                                                /s/ Douglas J. MacInnes
                                        . . . . . . . . . . . . . . . . . (L.S.)
                                                  Douglas J. MacInnes


Executed, sealed and delivered
    by THE BANK OF NEW YORK,
    W. T. CUNNINGHAM and
    DOUGLAS J. MACINNES
    in the presence of:

            /s/ Miriam Moraca
 . . . . . . . . . . . . . . . . . . . . . . .
               Miriam Moraca

        /s/ Anthony M. Hitchman
 . . . . . . . . . . . . . . . . . . . . . . .
           Anthony M. Hitchman

STATE OF NORTH CAROLINA          )
                                 )  SS.:
COUNTY OF WAKE                   )

        This 4th day of March, A.D. 1999, personally came before me, SHERRY WIMBERLY. WADDELL, a Notary Public for Harnett County, MARK F. MULHERN, who, being by me duly sworn, says that he is the Vice President and Treasurer of CAROLINA POWER & LIGHT COMPANY, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by him in behalf of said corporation by its authority duly given. And the said MARK F. MULHERN acknowledged the said writing to be the act and deed of said corporation.

        On the 4th day of March, in the year of 1999, before me personally came MARK F. MULHERN, to me known, who, being by me duly sworn, did depose and say that he resides at 109 Deer Valley Drive, Apex, North Carolina 27502, State of North Carolina; that he is the Vice President and Treasurer of CAROLINA POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                          /s/ SHERRY WIMBERLY WADDELL
                                     . . . . . . . . . . . . . . . . . . . . . .
                                               SHERRY WIMBERLY WADDELL
                                        Notary Public, State of North Carolina
                                                    Harnett County
                                        My Commission Expires:  October 9, 1999

STATE OF NORTH CAROLINA          )
                                 )  SS.:
COUNTY OF WAKE                   )

        Personally appeared before me ANN E. FANNING, who being duly sworn, says that she saw the corporate seal of CAROLINA POWER & LIGHT COMPANY affixed to the above written instrument, and that she also saw MARK F. MULHERN, the Vice President and Treasurer, with PATRICIA KORNEGAY-TIMMONS, an Assistant Secretary, of said CAROLINA POWER & LIGHT COMPANY, sign and attest the same, and that she, deponent, with EDIE S. MCCREA, witnessed the execution and delivery thereof as the act and deed of said CAROLINA POWER & LIGHT COMPANY.
                                                 /s/ ANN E. FANNING
                                     . . . . . . . . . . . . . . . . . . . . . .
                                                        ANN E. FANNING
Sworn to before me this
4th day of March, 1999

   /s/ SHERRY WIMBERLY WADDELL
 . . . . . . . . . . . . . . . . . . . . . . .
      SHERRY WIMBERLY WADDELL
Notary Public, State of North Carolina
           Harnett County
My Commission Expires:  October 9, 1999

STATE OF NEW YORK           )
                            ) SS.:
COUNTY OF NEW YORK          )

        This 2nd day of March, A.D. 1999, personally came before me, WILLIAM J. CASSELS, a Notary Public in and for the County aforesaid, MARY JANE SCHMALZEL, who, being by me duly sworn, says that she is a Vice President of THE BANK OF NEW YORK, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by her in behalf of said corporation by its authority duly given. And the said MARY JANE SCHMALZEL acknowledged the said writing to be the act and deed of said corporation.

        On the 2nd day of March, in the year 1999, before me personally came MARY JANE SCHMALZEL, to me known, who, being by me duly sworn, did depose and say that she resides in Shark River Hills, New Jersey; that she is a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.

        I, WILLIAM J. CASSELS, a Notary Public in and for the County aforesaid, do hereby certify that W.T. CUNNINGHAM personally appeared before me this day and acknowledged the due execution by him as resigning Individual Trustee of the foregoing instrument.

        On the 2nd day of March, 1999, before me personally came W.T. CUNNINGHAM, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he, as resigning Individual Trustee, executed the same.

        I, WILLIAM J. CASSELS, a Notary Public in and for the County aforesaid, do hereby certify that DOUGLAS J. MACINNES personally appeared before me this day and acknowledged the due execution by him as successor Individual Trustee of the foregoing instrument.

        On the 2nd day of March, 1999, before me personally came DOUGLAS J. MACINNES, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he, as successor Individual Trustee, executed the same.


        WITNESS my hand and official seal this 2nd day of March, 1999.


                                            /s/ WILLIAM  J. CASSELS
                                     . . . . . . . . . . . . . . . . . . . .
                                                WILLIAM  J. CASSELS
                                          Notary Pubic, State of New York
                                                  No. 01CA5027729
                                             Qualified in Bronx County
                                       Certificate filed in New York County
                                          Commission Expires May 16, 2000

STATE OF NEW YORK           )
                            ) SS.:
COUNTY OF NEW YORK          )

        Personally appeared before me MIRIAM MORACA, who, being duly sworn, says that she saw the corporate seal of THE BANK OF NEW YORK affixed to the above written instrument and that she also saw MARY JANE SCHMALZEL, a Vice President, with LOUIS J. HACK, an Assistant Secretary, of said THE BANK OF NEW YORK, sign and attest the same, and that she, deponent, with ANTHONY M. HITCHMAN, witnessed the execution and delivery thereof as the act and deed of said THE BANK OF NEW YORK.

        Personally appeared before me MIRIAM MORACA, who, being duly sworn, says that she saw the within named W.T. CUNNINGHAM, as resigning Individual Trustee, sign, seal and as his act and deed deliver the foregoing instrument for the purposes therein mentioned, and that she, deponent, with ANTHONY M. HITCHMAN, witnessed the execution thereof.

        Personally appeared before me MIRIAM MORACA, who, being duly sworn, says that she saw the within named DOUGLAS J. MACINNES, as successor Individual Trustee, sign, seal and as his act and deed deliver the foregoing instrument for the purposes therein mentioned, and that she, deponent, with ANTHONY M. HITCHMAN, witnessed the execution thereof.

                                                  /s/ MIRIAM MORACA
                                         . . . . . . . . . . . . . . . . . . . .
                                                      MIRIAM MORACA




Sworn to before me this
2nd day of March, 1999

       /s/ WILLIAM  J. CASSELS
  . . . . . . . . . . . . . . . . . . . . . .
          WILLIAM  J. CASSELS
    Notary Public, State of New York
           No. 01CA5027729
        Qualified in Bronx County
  Certificate filed in New York County
     Commission Expires May 16, 2000

                                   (EXHIBIT A)

                   NOTICE OF RESIGNATION OF INDIVIDUAL TRUSTEE

        NOTICE IS HEREBY GIVEN that the undersigned W. T. CUNNINGHAM has resigned as successor Individual Trustee under the Mortgage and Deed of Trust, dated as of May 1, 1940, as amended, of Carolina Power & Light Company to Irving Trust Company (now The Bank of New York) and Frederick G. Herbst (Richard H. West, J. A. Austin, E. J. McCabe, G. White, D. W. May, J. A. Vaughan, Joseph J. Arney, Wafaa Orfey and W. T. Cunningham, successors), as Trustees, such resignation having taken effect at the close of business on March 4, 1999.

Dated:  March 5, 1999.

                                                W. T. CUNNINGHAM



                       NOTICE OF APPOINTMENT OF SUCCESSOR
                               INDIVIDUAL TRUSTEE

        NOTICE IS HEREBY GIVEN that the undersigned Carolina Power & Light Company has received notice of and accepted the foregoing resignation of W. T. Cunningham as Individual Trustee under its said Mortgage and Deed of Trust, dated as of May 1, 1940, as amended, and that, as provided in said Mortgage and Deed of Trust, the undersigned has appointed DOUGLAS J. MACINNES as successor Individual Trustee thereunder, effective at the close of business on March 4, 1999.

Dated:  March 5, 1999.

                                           CAROLINA POWER & LIGHT COMPANY